Exhibit 5.1

Suite 1200 - 750 West Pender Street Vancouver, British Columbia V6C 2T8 Website: http://www.mortonandco.com Telephone: (604) 681-1194 Facsimile: (604) 681-9652
MORTON & COMPANY

Corporate and Securities Lawyers
A Partnership of Law Corporations

September 21, 2005

Sense Technologies Inc.
2535 N. Carleton Avenue
Grand Island Nebraska 68803

Dear Sirs:

Re:	Registration Statement on Form S-8

We have acted as special counsel to Sense Technologies Inc., a Yukon corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 as amended (the “Act”), of 500,000 shares (the “Shares”) of the Company’s common shares, which will be issuable pursuant to a consulting and advisory agreement dated for reference the 14th of September, 2005 (the “Agreement”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) the Agreement; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, records, agreements, certificates and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the truthfulness of the statements and representations contained therein. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to the terms of the Agreement will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm included in or made a part of the Registration Statement.

Yours truly,

MORTON & COMPANY

/s/ Morton & Company